UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2006

GS Mortgage Securities Corp.
(as depositor for the GSAA Home Equity Trust 2006-6 formed pursuant to a
Master Servicing and Trust Agreement, relating to the GSAA Home Equity
Trust 2006-6, Asset-Backed Certificates, Series 2006-6)
(Exact name of registrant as specified in its charter)

Delaware	333-127620-29	13-3387389
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

200 West Street, New York, New York	10282
(Address of Principal Executive Offices)	(Zip Code)

(212) 902-1000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8   Other Events.

Item 8.01.  Other Events.

The  original  Form 8-K,  filed on May 12,  2006,  is hereby  amended by this Form 8-K/A to replace the Master Servicing and Trust Agreement, dated as of April  1, 2006, among GS Mortgage Securities Corp., as depositor, U.S. Bank National Association, as trustee and custodian, Deutsche Bank National Trust Company, and Wells Fargo, National Bank Association as custodians, JPMorgan Chase Bank, National Association, as master servicer, securities administrator and custodian, previously filed with  respect to GSAA Home Equity Trust 2006-6, Asset-Backed Certificates, Series 2006-6.

Section 9  Financial Statements and Exhibits.

(c)   Exhibits:

Exhibit 99.1
Master Servicing and Trust Agreement, dated as of April  1, 2006, among GS Mortgage Securities Corp., as depositor, U.S. Bank National Association, as trustee and custodian, Deutsche Bank National Trust Company, and Wells Fargo, National Bank Association as custodians, JPMorgan Chase Bank, National Association, as master servicer, securities administrator and custodian.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:   February 26, 2010

GS MORTGAGE SECURITIES CORP.

By:	/s/ Michelle Gill
Name: Michelle Gill
Title: Vice President

Exhibit Index

99.1
Master Servicing and Trust Agreement, dated as of April  1, 2006, among  GS Mortgage Securities Corp., as depositor, U.S. Bank National Association, as trustee and custodian, Deutsche Bank National Trust Company, and Wells Fargo, National Bank Association as custodians, JPMorgan Chase Bank, National Association, as master servicer, securities administrator and custodian.